UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 18, 2014

One Clean Planet, Inc.
(f.k.a. Singular Chef, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	333-161240	26-4711535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

112 North Curry Street - Carson City - Nevada 89703-4934

(Address of Principal Executive Offices) (Zip Code)

(604) 833-5360

(Registrant's telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Effective December 18th, 2014, the Issuer appointed Facundo I. Bacardi as a Senior Advisor to the Company. The appointment of Facundo I. Bacardi as the Company's Senior Advisor was not based on any prior understanding or arrangement.

Mr. Bacardi is a shareholder and member of the family that owns and controls Bacardi limited, a worldwide liquor manufacturer and distributor, and one of the largest family owned companies in the world.  Throughout his career at Bacardi, which began in 1970; he has held positions in Nassau, Brazil, Trinidad and Panama, both at the top Management level and Director level.  In 1991 he founded Suramericana de Inversiones, S.A., an investment company in Panama where he serves as President and Director. Mr. Bacardi was also Chairman and President of Nations Flooring, Inc. and Board Member of CTA Industries, Inc. and JR Holdings, Corp., and is a Board Member of Global Arena Holding, Inc. and Global Arena Capital Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

One Clean Planet, Inc.

Dated: December 18, 2014	By:	/s/ Richard Specht
Richard Specht
Corporate Secretary / Treasurer / Director